EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

UMH Properties, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 8, 2018, with respect to the consolidated financial statements and schedule of UMH Properties, Inc., and the effectiveness of internal control over financial reporting included in the UMH Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PKF O’Connor Davies, LLP

June 20, 2018